EXHIBIT 23.1





     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 22, 1999, included in the Form 10-K, into the Corporation's previously filed Form S-8 Registration Statements No. 33-88704 and No. 33-62063.



     /s/ Arthur Andersen LLP

     San Francisco, California
     March 11, 1999